                                                                    Exhibit 21.1

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
SUBSIDIARY                                 JURISDICTION    PARENT                                  US       FOREIGN
----------                                 ------------    ------                                  --       -------
                                                                                                  SUBS.      SUBS.
                                                                                                  -----      -----

Loews Cineplex International Holdings,          DE         Loews Cineplex Entertainment             0          1
Inc.                                                       Corporation

Loews Theatre Management Corp.                  DE         Loews Cineplex Entertainment             62         0
                                                           Corporation

Loews USA Cinemas Inc.                          DE         Loews Cineplex Entertainment             1          0
                                                           Corporation

LTM New York, Inc.                              DE         Loews Cineplex Entertainment             20         0
                                                           Corporation

Plitt Theatres, Inc.                            DE         Loews Cineplex Entertainment             18         0
                                                           Corporation

Star Theatres, Inc.                             DE         Loews Cineplex Entertainment             1          0
                                                           Corporation

Cineplex Odeon Corporation                   Ontario       Loews Cineplex Entertainment             0          13
                                                           Corporation

Megabox Cineplex, Inc. (50%)                 S. Korea      Loews Cineplex Entertainment             0          0
                                                           Corporation

Investplex B.V.                            Netherlands     Loews Cineplex Entertainment             0          0
                                                           Corporation

LCI Holdings Finance C.V. (80%)            Netherlands     Loews Cineplex Entertainment             0          0
                                                           Corporation

Yelmo Cineplex S.L. (50%)                     Spain        Loews Cineplex Entertainment             0          1
                                                           Corporation

Hispalence De Exhibicion                      Spain        Yelmo Cineplex S.L.                      0          0
Cinematografica S.L.

Loews-Hartz Music Makers Theatres, Inc.         NJ         Loews Theatre Management Corp.           3          0

Music Makers Theatres, Inc.                     NJ         Loews-Hartz Music Makers Theatres,       3          0
                                                           Inc.

Loews Toms River Cinemas, Inc.                  NJ         Loews Theatre Management Corp.           1          0

Loews Kaplan Cinema Associates (50%)            NJ         Loews Toms River Cinemas, Inc.           0          0

Loews Citywalk Theatre Corporation              CA         Loews Theatre Management Corp.           1          0

Citywalk Big Screen Theatre Joint               CA         Loews Citywalk Theatre Corporation       0          0
Venture (50%)

Theatre Holdings, Inc.                          DE         Loews Theatre Management Corp.           3          0

U.S.A. Cinemas, Inc.                            DE         Theatre Holdings, Inc.                   4          0

Crescent Advertising Corporation                NY         Theatre Holdings, Inc.                   1          0

Allied-Crescent Advertising Agency              NY         Crescent Advertising Corporation         0          0
(50%)

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
SUBSIDIARY                                 JURISDICTION    PARENT                                  US       FOREIGN
----------                                 ------------    ------                                  --       -------
                                                                                                  SUBS.      SUBS.
                                                                                                  -----      -----
Star Theatres of Michigan, Inc.                 DE         Star Theatres, Inc.                      1          0

Loeks-Star Partners (50%)                       MI         Star Theatres of Michigan, Inc.          1          0

Star Southfield Center, L.L.C. (50%)            MI         Loeks-Star Partners                      0          0

S&J Theatres Inc.                               CA         Loews USA Cinemas Inc.                   1          0

Magic Johnson Theatres (50%)                    CA         S&J Theatres Inc.                        0          0

Universal/Cineplex Odeon Joint Venture          FL         Plitt Theatres, Inc.                     0          0

Plitt/Ice Chatham, L.L.C. (50%)                 IL         Plitt Theatres, Inc.                     0          0

Plitt/Ice Lawndale, L.L.C. (50%)                IL         Plitt Theatres, Inc.                     0          0

Plitt/Ice Southwest, L.L.C. (50%)               IL         Plitt Theatres, Inc.                     0          0

Cineplex Odeon (Quebec) Inc.                  Canada       Cineplex Odeon Corporation               0          6

Cine Parc Mercier Inc. (57%)                  Quebec       Cineplex Odeon Corporation               0          0

LCI Holdings B.V.                          Netherlands     Cineplex Odeon Corporation               0          2

Westlake Investments Ltd. (50%)              Manitoba      Cineplex Odeon Corporation               0          0

Cinema 6 Boucherville Inc. (46%)              Quebec       Cineplex Odeon (Quebec) Inc.             0          0

2921511 Canada, Inc.                          Canada       Cineplex Odeon (Quebec) Inc.             0          0

Cinecapital Saint-Jean-Sur-Richelieu          Canada       Cineplex Odeon (Quebec) Inc.             0          0
Inc. (25%)

Societe Gatineau S.E.N.C. (50%)               Quebec       Cineplex Odeon (Quebec) Inc.             0          0

Societe Ville La Salle S.E.N.C. (33%)         Quebec       Cineplex Odeon (Quebec) Inc.             0          0

Societe Delson Dorion S.E.N.C. (50%)          Quebec       Cineplex Odeon (Quebec) Inc.             0          0

The registrant and each of its wholly-owned subsidiaries are engaged in the business of film exhibition or related tax planning and/or financing activities, except that (i) Allied-Crescent Advertising Agency engages in the business of film advertising and (ii) Star Southfield Center, L.L.C. owns and operates a retail/entertainment center.

Cineplex Odeon Corporation operates movie theatres under the name Cineplex Odeon. Megabox Cineplex, Inc. operates movie theatres under the name Megabox. Hispalence De Exhibicion Cinematografica S.L. operates movie theatres under the name Yelmo Cineplex.

Loeks-Star Partners operates movie theatres under the name Star Theatres. Magic Johnson Theatres operates movie theatres under the same name.